Exhibit 99.1

InFocus Amends its Bylaws and Announces Adoption of Short-Term Shareholder Rights Plan—

Company Takes Actions in Connection with Ongoing Strategic Alternatives Process

WILSONVILLE, Ore., January 7, 2009 – InFocus® Corporation (NASDAQ: INFS) today announced that its Board of Directors has adopted an amendment to its Bylaws and adopted a limited duration Shareholder Rights Plan. InFocus announced on December 10, 2008 that it has engaged investment banking firm Thomas Weisel Partners LLC to provide the Company with advisory services related to an evaluation of the Company’s strategic alternatives.

The Company’s Bylaws were amended to state that the provisions of the Oregon Control Share Act will not be applicable to acquisitions of the Company’s voting shares. The Oregon Control Share Act is an anti-takeover statute that provides for the forfeiture of voting rights by certain acquirers of the Company’s voting stock. The statute includes provisions that, in the judgment of the Board, could interfere with the orderly conduct of the strategic process.

Under the Shareholder Rights Plan, one right will be distributed for each share of InFocus common stock outstanding as of the close of business on January 18, 2009. Effective today, if any person or group acquires 15 percent or more of the voting power of the Company’s outstanding common stock without the approval of the Board of Directors, there would be a triggering event causing significant dilution in the voting power of such person or group. The Plan may be terminated by the Board at any time.

“The amendment to our Bylaws and the adoption of a Shareholder Rights Plan will help ensure that the previously appointed independent committee of our Board of Directors is able to conduct its review of strategic alternatives without the threat of coercive takeover or control tactics that do not offer shareholders a fair premium,” said Bob O’Malley, President and Chief Executive Officer of InFocus Corporation. “Neither the Plan, nor the amendment to our Bylaws is intended to prevent an offer that the Board concludes is in the best interest of InFocus and its shareholders.”

The Plan will continue in effect until January 7, 2012, unless earlier terminated or redeemed by InFocus Corporation. The Board of Directors has also resolved to submit the continuation of the Plan to a shareholder vote within the next 12 months.

Complete copies of the Plan and Bylaw amendment will be included in a Form 8-K to be filed by InFocus Corporation with the Securities and Exchange Commission; this filing will contain additional information regarding the terms and conditions of the Plan. In addition, shareholders of record of InFocus as of January 18, 2009, will be mailed a detailed summary of the Plan.

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About InFocus Corporation

InFocus is the industry pioneer and a global leader in the digital projection market. The company’s digital projectors make bright ideas brilliant everywhere people gather to communicate and be entertained – in meetings, presentations, classrooms and living rooms around the world. Backed by more than 20 years of experience and innovation in digital projections, and over 150 patents, InFocus is dedicated to setting the industry standard for large format visual display. The company is based in Wilsonville, Oregon with operations in North America, Europe and Asia. InFocus is listed on NASDAQ under the symbol INFS. For more information, visit the company’s website at www.infocus.com.

Forward Looking Statements

This press release contains forward looking statements, including statements concerning the Company’s strategic alternatives process. Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements. A more complete listing of the risk factors that could cause actual results to differ from these forward looking statements can be found in the company’s periodic reports on Form 10Q and 10K. The forward-looking statements contained in this press release speak only as of the date which they are made and the company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Lisa K. Prentice, Chief Financial Officer

503-685-8980

Mona J. Walsh, Edelman

212-704-4598

Mona.walsh@edelman.com